Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel, Vice-President
P.O. Box 626	and Chief Accounting Officer
Bassett, VA 24055	(276) 629-6614 – Investors

Jay S. Moore, Director of
Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release
Bassett Announces Net Income for the fiscal Fourth Quarter and Increased Dividend

(Bassett, Va.) – January 24, 2012 – Bassett Furniture Industries, Inc. (Nasdaq:  BSET) announced today its results of operations for its fiscal quarter ended November 26, 2011.

Fiscal 2011 Fourth Quarter

•	Consolidated sales for the fourth quarter decreased 4.1% to $63.3 million as compared to the fourth quarter of 2010.
•	Company-owned store delivered sales increased 13% to $39.4 million with a 4.9% comparable store increase (locations that have been open and operated for all of each comparable reporting period).
•	Wholesale sales declined 11% to $43.7 million.
•	Gross margins increased to 52.6% of sales for Q4 2011 from 48.3% for Q4 2010.
•	Operating profit increased by $0.6 million to 3% of sales.
•	Pretax income decreased by $0.4 million as Q4 2010 included $1.4 million of income from our previous investment in the International Home Furnishings Center.
•	Net income declined to $0.6 million from $1.9 million partly attributable to a $0.9 million increase in income tax expense.
•	Generated $6.9 million of cash from operations during the quarter.
•	Repurchased 112,500 shares using $0.9 million and paid $0.4 million in dividends during the quarter.

“As the Company grappled with the negative effects of the housing related downturn over the past several years, management’s focus has been largely concentrated on stabilizing the health of its store network and on limiting balance sheet exposure,” said Robert H. Spilman, Jr. President and Chief Executive Officer.  “The emphasis has now squarely shifted to fine tuning the Company’s operating performance.  We made progress this quarter by improving corporate retail results, increasing wholesale margins, and reducing bad debt charges.  The improvement in operating results was tempered by increased SG&A spending primarily related to next fall’s launch of the new HGTV Home Division and restructuring charges related to closed plant demolition and store closure and relocation costs.”

Wholesale Segment

Fiscal 2011 Fourth Quarter

•
Wholesale shipments declined 11% to $43.7 million as compared to the fourth quarter of 2010 due primarily to fewer stores in the dedicated retail network in 2011 and shipping in the fourth quarter of 2010 of a backlog built in the second and third quarters of 2010.  This decline was partially offset by increased shipments in the traditional and export channels in 2011.

•
Wholesale operating margins increased to 4.8% from 3.2% primarily from improved wood margins and lower bad debt charges, partially offset by higher SG&A expenditures, primarily in preparation for the launch of the new HGTV Home Division.

•	Both wood and upholstery sales down 12% for the quarter; both essentially flat for the year.
•	Traditional and export sales channels increased 8.4% for the quarter, resulting from increased market share.

“In order to reduce accounts receivable exposure from underperforming retail licensees, the Company ultimately ended 2011 with 15 fewer licensed stores than at year end 2010,” commented Mr. Spilman.  “This reduction in store count was responsible for 97% of the quarter’s decline in wholesale sales.  Conversely, the wholesale volume derived from corporate retail stores and from independent retail furniture store sales grew by 9%.  Despite the reduced volume, wholesale operating margins increased by 50% in 2011.  For several years we have been dealing with the business challenges presented by the deteriorating health of our weaker licensed store operations.  We made the decision to aggressively deal with most of the remaining delinquent licensee exposure in 2011, primarily through closures or takeovers.  Although we definitely believe that this was the right decision for the Company, we are now dealing with the decline in wholesale sales that is a by-product of this process.  Nevertheless, we were pleased that we were able to post improved wholesale margins for the quarter.  We are focused on increasing our wholesale market share through our remaining store operations and with independent furniture retailers in both the Bassett and soon to be introduced HGTV Home Furniture Collection product assortments.”

Retail Segment

Fiscal 2011 Fourth Quarter

•	Company-owned store delivered sales increased 13% to $39.4 million with a 4.9% comparable store sales increase.
•	Written sales for comparable stores increased 7.2% compared to Q4 2010.
•	Operating margins improved from a 2.5% loss in Q4 2010 to a 1.5% loss in Q4 2011 due to increasing leverage of fixed costs from higher comparable store sales and greater operating efficiencies.
•	Comparable stores generated $0.1 million operating profit.
•	Opened a new store in Torrance, California on December 26, 2011.

The following table summarizes the changes in store count during the year ended November 26, 2011:

	November 27,	New	Stores	Stores	November 26,
	2010	Stores	Acquired	Closed	2011

Company-owned stores	47	-	9	(7)	49
Licensee-owned stores	54	-	(9)	(6)	39

Total	101	-	-	(13)	88

“The year over year improvement in operating performance accomplished by the Company’s retail division continued in 2011, marking the fifth consecutive year of improved results,” Spilman continued.  “Once again, there was tremendous activity in our corporate retail division in 2011 as we acquired nine licensee stores and closed seven of our own.  Against that backdrop, the 39% improvement in year over year operating results was impressive.  Our team continues to streamline costs, upgrade the caliber of our design staff, and offer a high level of service to our consumers.  We are excited about our new Torrance, California location and look forward to opening a repositioned store in Richmond, Virginia in February.”

Increased Dividend
The Company also announced today that its Board of Directors has declared a regular quarterly dividend of $0.05 per share on outstanding common stock payable on March 1, 2012, to shareholders of record at the close of business February 15, 2012.  This represents an increase of $0.015 over the regular dividend paid on December 1, 2011.

About Bassett Furniture Industries, Inc.
Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 89 company- and licensee- owned stores, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 750 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the fourth fiscal quarter of 2011, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended.  For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.  In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements.  Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time.  The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements:  the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission.  Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

###

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 26, 2011		November 27, 2010		November 26, 2011		November 27, 2010
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$63,266	100.0%	$65,991	100.0%	$253,208	100.0%	$235,254	100.0%

Cost of sales	29,996	47.4%	34,097	51.7%	125,642	49.6%	122,566	52.1%

Gross profit	33,270	52.6%	31,894	48.3%	127,566	50.4%	112,688	47.9%

Selling, general and administrative expense excluding bad debt and notes receivable valuation charges	31,370	49.6%	29,660	44.9%	122,023	48.2%	110,808	47.1%
Bad debt and notes receivable valuation charges	374	0.6%	1,431	2.2%	13,490	5.3%	6,567	2.8%
Licensee debt cancellation charges	-	0.0%	-	0.0%	6,447	2.5%	-	0.0%
Income from Continued Dumping & Subsidy Offset Act	(765)	-1.2%	(488)	-0.7%	(765)	-0.3%	(488)	-0.2%
Restructuring and asset impairment charges	418	0.7%	-	0.0%	2,500	1.0%	-	0.0%
Lease exit costs	-	0.0%	-	0.0%	3,728	1.5%	-	0.0%

Operating income (loss)	1,873	3.0%	1,291	2.0%	(19,857)	-7.8%	(4,199)	-1.8%

Gain on sale of affiliate	-	0.0%	-	0.0%	85,542	33.8%	-	0.0%
Other income (loss), net	(464)	-0.7%	556	0.8%	(5,934)	-2.3%	1,991	0.8%

Income (loss) before income taxes	1,409	2.2%	1,847	2.8%	59,751	23.6%	(2,208)	-0.9%

Income tax (expense) benefit	(776)	-1.2%	94	0.1%	(4,409)	-1.7%	206	0.1%
Net income (loss)	$633	1.0%	$1,941	2.9%	$55,342	21.9%	$(2,002)	-0.9%

Basic income (loss) per share	$0.06		$0.17		$4.84		$(0.17)

Diluted income (loss) per share	$0.06		$0.17		$4.79		$(0.17)

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets - unaudited
(In thousands)

Assets	November 26, 2011	November 27, 2010
Current assets
Cash and cash equivalents	$69,601	$11,071
Accounts receivable, net	14,756	31,621
Marketable securities	2,939	-
Inventories	45,129	41,810
Other current assets	7,778	6,969
Total current assets	140,203	91,471

Property and equipment
Cost	143,824	142,362
Less accumulated depreciation	93,878	96,112
Property and equipment, net	49,946	46,250

Investments	806	15,111
Retail real estate	16,257	27,513
Notes receivable, net	1,802	7,508
Other	14,160	9,464
Total long-term assets	33,025	59,596
Total assets	$223,174	$197,317

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,821	$24,893
Accrued compensation and benefits	7,201	6,652
Customer deposits	9,238	9,171
Dividends payable	6,063	-
Other accrued liabilities	10,302	11,594
Current portion of real estate notes payable	202	9,521
Total current liabilities	51,827	61,831

Long-term liabilities
Post employment benefit obligations	11,226	11,004
Real estate notes payable	3,662	4,295
Distributions in excess of affiliate earnings	-	7,356
Other long-term liabilities	4,024	6,526
Total long-term liabilities	18,912	29,181

Commitments and Contingencies

Stockholders’ equity
Common stock	56,712	57,795
Retained earnings	96,331	48,459
Additional paid-in-capital	-	478
Accumulated other comprehensive loss	(608)	(427)
Total stockholders' equity	152,435	106,305
Total liabilities and stockholders’ equity	$223,174	$197,317

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Year Ended	Year Ended
	November 26, 2011	November 27, 2010
Operating activities:
Net income (loss)	$55,342	$(2,002)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,514	5,966
Equity in undistributed income of investments and unconsolidated affiliated companies	(1,840)	(4,737)
Provision for restructuring and asset impairment charges	2,500	-
Licensee debt cancellation charges	6,447	-
Lease exit costs	2,228	-
Provision for lease and loan guarantees	1,283	1,407
Provision for losses on accounts and notes receivable	13,490	6,567
Gain on mortgage settlement	(1,305)	-
Gain on sale of affiliate	(85,542)	-
Gain on sale of equity securities	-	(2,024)
Impairment and lease exit charges on retail real estate	4,790	-
Other, net	450	256
Changes in operating assets and liabilities
Accounts receivable	1,034	(4,467)
Inventories	299	(5,443)
Other current assets	2,300	5,262
Accounts payable and accrued liabilities	(12,421)	7,003
Net cash provided by (used in) operating activities	(5,431)	7,788

Investing activities:
Purchases of property and equipment	(4,168)	(2,013)
Proceeds from sales of property and equipment	211	4,247
Acquisition of retail licensee stores, net of cash acquired	-	(378)
Proceeds from sale of affiliate	69,152	-
Release of collateral restrictions on cash equivalents	11,240	-
Proceeds from sales of investments	3,297	9,101
Purchases of investments	(3,132)	(8,851)
Dividends from affiliates	3,756	937
Equity contribution to affiliate	(980)	-
Net cash received on licensee notes	127	494
Net cash provided by investing activities	79,503	3,537

Financing activities:
Net repayments under revolving credit facility	-	(15,000)
Repayments of real estate notes payable	(8,647)	(7,530)
Issuance of common stock	170	142
Repurchases of common stock	(2,964)	-
Cash dividends	(695)	-
Payments on other notes	(3,406)	(1,087)
Net cash used in financing activities	(15,542)	(23,475)
Change in cash and cash equivalents	58,530	(12,150)
Cash and cash equivalents - beginning of period	11,071	23,221

Cash and cash equivalents - end of period	$69,601	$11,071

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter ended		Quarter ended		Year Ended		Year Ended
	November 26, 2011		November 27, 2010		November 26, 2011		November 27, 2010
Net Sales
Wholesale	$43,746	(a)	$49,322	(a)	$177,372	(a)	$176,255
Retail	39,363		34,842		147,961		122,241
Inter-company elimination	(19,843)		(18,173)		(72,125)		(63,242)
Consolidated	$63,266		$65,991		$253,208		$235,254

Operating Income (Loss)
Wholesale	$2,111	(b)	$1,561	(b)	$(4,392)	(b)	$2,431
Retail	(584)		(863)		(4,495)		(7,387)
Inter-company elimination	(1)		105		940		269
Licensee debt cancellation charge	-		-		(6,447)		-
Income from CDSOA	765		488		765		488
Restructuring and asset impairment charges	(418)		-		(2,500)		-
Lease exit costs			-		(3,728)		-
Consolidated	$1,873		$1,291		$(19,857)		$(4,199)

(a) Excludes wholesale shipments for dealers where collectibility is not reasonably assured at time of shipment as follows:
	November 26, 2011	November 27, 2010
Quarter ended	$-	$85
Year ended	1,678	947

(b) Includes bad debt and notes receivable valuation charges as follows:
	November 26, 2011	November 27, 2010
Quarter ended	$374	$1,431
Year ended	13,490	$6,567

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Supplemental Retail Information--unaudited
(In thousands)

	40 Comparable Stores				32 Comparable Stores
	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 26, 2011		November 27, 2010		November 26, 2011		November 27, 2010
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$32,797	100.0%	$31,277	100.0%	$99,924	100.0%	$95,342	100.0%

Cost of sales	16,981	51.8%	16,030	51.3%	51,558	51.6%	48,775	51.2%

Gross profit	15,816	48.2%	15,247	48.7%	48,366	48.4%	46,567	48.8%

Selling, general and administrative expense*	15,670	47.8%	15,530	49.7%	50,429	50.5%	49,993	52.3%

Loss from operations	$146	0.4%	$(283)	-0.9%	$(2,063)	-2.1%	$(3,426)	-3.6%

	All Other Stores				All Other Stores
	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 26, 2011		November 27, 2010		November 26, 2011		November 27, 2010
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$6,566	100.0%	$3,565	100.0%	$48,037	100.0%	$26,899	100.0%

Cost of sales	3,536	53.9%	2,070	58.1%	26,541	55.3%	14,838	55.2%

Gross profit	3,030	46.1%	1,495	41.9%	21,496	44.7%	12,061	44.8%

Selling, general and administrative expense	3,760	57.4%	2,075	58.2%	23,928	49.7%	16,022	59.6%

Loss from operations	$(730)	-11.1%	$(580)	-16.3%	$(2,432)	-5.1%	$(3,961)	-14.7%

*Comparable store SG&A includes retail corporate overhead and administrative costs.